Exhibit 99.1

Colony Credit Real Estate Signs Agreement to Internalize Management

Structure Enhances Alignment of Management with Shareholders

LOS ANGELES, April 5, 2021 – Colony Credit Real Estate, Inc. (NYSE: CLNC) (the “Company”) today announced that the Company and its external manager, CLNC Manager, LLC, a subsidiary of Colony Capital, Inc. (the “Manager” or “Colony Capital”), have signed definitive agreements to consensually terminate the management agreement and internalize the Company’s management and operating functions. This internalization transaction is a result of the previously announced strategic alternative review process to maximize shareholder value that was undertaken by the Company’s special committee, consisting exclusively of independent and disinterested directors of the Company (the “Special Committee”).

In connection with this internalization, Colony Capital will cease to have affiliated directors on the Company’s Board of Directors when their terms expire at the Company’s upcoming annual shareholders meeting in May 2021. As a result, the Company’s Board of Directors is expected to consist of the four current independent directors, plus Michael J. Mazzei, the Company’s Chief Executive Officer and President, and will be led by Catherine D. Rice as Independent Chairperson.

The Company has also agreed with Colony Capital to enter into a new stockholders agreement, which will become effective upon closing of the internalization transaction. Pursuant to the stockholders agreement, Colony Capital will vote in director elections as recommended by the Company’s Board of Directors, so long as Colony Capital owns 10% or more of the Company’s outstanding common shares, through the 2022 annual meeting. Colony Capital has also agreed to certain customary standstill restrictions until the beginning of the advance notice window in the Company’s Bylaws for the 2023 annual meeting, thus restricting Colony Capital’s ability to seek to control or influence the Company. Colony Capital has also agreed that it will not acquire any additional shares of the Company.

The Special Committee and the Company’s management team are confident that this internalization transaction will enhance the Company’s positioning and produce meaningful benefits for all stockholders:

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Substantial Anticipated Cost Savings through Reduction in Operating Expenses. The transition to a self-managed structure is expected to be significantly accretive to earnings and reduce the Company’s general and administrative expenses. Excluding one-time termination charges payable to the Manager on the closing date, the Company currently anticipates generating operating cost savings of approximately $14 to 16 million per year or approximately $0.10 to 0.12 per share of common stock.

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Management Continuity and Team Expertise. The Company will continue to be led by Mr. Mazzei along with Chief Operating Officer Andrew Witt and its seasoned senior management team. Approximately 45 employees that have contributed substantially to the Company’s investment, underwriting, portfolio and asset management, loan servicing, financial reporting, treasury, legal, tax, credit, risk and compliance responsibilities are expected to become employees of the Company.

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Further Aligns Management with Company and Stockholders. The internalized structure will result in a more transparent organizational model and a dedicated employee base, which will focus exclusively on the Company. The new structure will more directly align the interests of the management team with those of the Company and all its stockholders.

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Rebranding to Reflect the Company’s Evolution. Shortly after the closing of the internalization transaction, the Company expects to begin operating under a new name. This rebranding strategy marks an important milestone for the Company in becoming self-managed for the first time since its inception, with independence from Colony Capital.

Upon completion of the transaction, the Company anticipates an orderly and timely transition of all required operating functions, and will execute a short-term transition services agreement with Colony Capital to facilitate a seamless continuation of operations.

At the closing, pursuant to the terms of the termination agreement, the Company will make a one-time cash payment of $102.3 million to the Manager to terminate the management agreement. In addition, the Company will pay any unpaid management fees and reimbursable costs accrued in accordance with the management agreement up to the closing date.

The internalization transaction, which is subject to certain customary closing conditions, is expected to close in the second quarter of 2021. At that time, the management agreement between the Company and the Manager will be terminated and the Company will no longer pay any management or incentive fees to the Manager for any future periods.

The internalization transaction was negotiated and unanimously approved by the Special Committee, without participation of directors affiliated with Colony Capital. Lazard served as the Special Committee’s independent financial advisor, and Wachtell, Lipton, Rosen & Katz, served as its independent legal counsel.

Ms. Rice said, “The internalization of our management team is the culmination of an extensive strategic review. The Special Committee is unanimous in its belief that the transaction will be beneficial to our shareholders and that it will better enable Mike and the senior management team to continue to reposition and profitably grow our asset base.”

Mr. Mazzei said, “This internalization caps off a year of achievements by the CLNC team in stabilizing and improving the company for the long haul. We believe that the economics of this transaction along with the certainty and focus it creates for our newly dedicated management team will lead to greater shareholder value.”

Additional details regarding the internalization and related matters will be contained in a Current Report on Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission.

About Colony Credit Real Estate, Inc.

Colony Credit Real Estate (NYSE: CLNC) is one of the largest publicly traded commercial real estate (CRE) credit REITs, focused on originating, acquiring, financing and managing a diversified portfolio consisting primarily of CRE debt investments and net leased properties predominantly in the United States. CRE debt investments primarily consist of first mortgage loans, which we expect to be the primary investment strategy. Colony Credit Real Estate is externally managed by a subsidiary of leading global digital real estate and investment management firm, Colony Capital, Inc. Colony Credit Real Estate is organized as a Maryland corporation and taxed as a REIT for U.S. federal income tax purposes. For additional information regarding the Company and its management and business, please refer to www.clncredit.com.

Cautionary Statement Regarding Forward-Looking Statements.

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the conditions to closing the internalization transaction will not be satisfied in a timely manner or at all; operating costs and business disruption from the internalization transaction may be greater than expected, which could reduce the potential cost savings anticipated in the internalization transaction; uncertainties regarding the ongoing impact of the novel coronavirus (COVID-19); the ability to realize efficiencies as well as anticipated strategic and financial benefits of the internalization; whether the Company will achieve its anticipated 2021 Distributable Earnings per share (as adjusted), or maintain or produce higher Distributable Earnings per share (as adjusted) in the near term or ever; the possibility that the Company may not be able to retain key employees; and the Company’s ability to maintain or grow the dividend at all in the future. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as in Colony Credit Real Estate’s other filings with the U.S. Securities and Exchange Commission. Moreover, each of the factors referenced above are likely to also be impacted directly or indirectly by the ongoing impact of COVID-19 and investors are cautioned to interpret substantially all of such statements and risks as being heightened as a result of the ongoing impact of the COVID-19.

We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. Colony Credit Real Estate is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and Colony Credit Real Estate does not intend to do so.

Investor Relations

Colony Credit Real Estate, Inc.

Addo Investor Relations

Lasse Glassen

310-829-5400